Exhibit 99.1

ReShape Lifesciences Acquires Lap-Band System in Exchange for ReShape Balloon

Transaction Brings Broadly Reimbursed Product with Meaningful Revenue to ReShape

SAN CLEMENTE, CA, December 18, 2018  —  ReShape Lifesciences Inc. (NASDAQ: RSLS), a developer of minimally invasive medical devices to treat obesity and metabolic diseases, announced today that it has acquired the Lap-Band® adjustable gastric band system from Apollo Endosurgery, Inc. and that Apollo Endosurgery has acquired the ReShape Balloon™ product line from ReShape Lifesciences. ReShape Lifesciences will pay Apollo Endosurgery a total cash purchase price of $17 million, with $10.0 million dollars paid at closing and the additional $7.0 million dollars to be paid in three annual installments beginning on the first anniversary of the closing of the transaction.

“The acquisition of the Lap-Band product line adds a clinically proven, FDA-approved, minimally invasive technology with broad insurance coverage and meaningful established revenue and margins to ReShape Lifesciences,” said Dan Gladney, President, Chief Executive Officer and Chairman of the Board of ReShape Lifesciences. “We believe that shifting our product focus from the ReShape Balloon to the Lap-Band will significantly enhance our financial profile, bringing to our business a product that generated almost $15 million in revenue in the last nine months, with high associated gross margins and very low investment needs, allowing us more financial flexibility to fund our exciting technologies in development.  We believe the Lap-Band System, which can leverage our historically strong relationships with the bariatric surgeon, is a more optimal market opportunity that is better aligned with our core strengths as an organization.”

Conference Call and Webcast

ReShape Lifesciences management team will host a conference call beginning today at 10:00am ET to discuss this transaction. Individuals interested in listening to the conference call may do so by dialing 877-407-9210 for domestic callers or 201-689-8049 for international callers. To listen to a live webcast or a replay, please visit the investor relations section of the ReShape Lifesciences website at www.reshapelifesciences.com.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

About the Lap-Band System

The Lap-Band System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The Lap-Band System is an adjustable silicone band that is laparoscopically placed around the upper part of the stomach through a small incision, creating a small pouch at the top of the stomach, which slows the passage of food and creates a sensation of fullness. The procedure can normally be performed as an outpatient procedure, where the patient is able to go home the day of the procedure without the need for an overnight hospital stay.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “expect,” “plan,” “anticipate,” “could,” “may,” “intend,” “will,” “continue,” “future,” other words of similar meaning and the use of future dates. Forward-looking statements in this release include statements about the benefits of the transaction and the company’s plans, objectives, expectations and intentions with respect to the Lap-Band System. These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Applicable risks and uncertainties related to the acquisition include, but are not limited to, the following: the acquisition may involve unexpected costs or liabilities; the ability to recognize benefits of the acquisition; and risks that the acquisition disrupts current plans and operations.  Additional risks and uncertainties include, among others: risks and uncertainties related to our acquisitions of ReShape Medical, Inc. and BarioSurg, Inc.; risks related to the U.S. Food and Drug Administration’s announcement, including updates thereto, to alert health care providers of unanticipated deaths involving the ReShape Balloon; our proposed ReShape Vest product may not be successfully developed and commercialized; our ability to continue as a going concern if we are unsuccessful in our pursuit of various funding options; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our ability to maintain compliance with the Nasdaq continued listing requirements and remain listed on Nasdaq; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in our annual report on Form 10-K filed April 2, 2018 and subsequent quarterly reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.